SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 18, 2002

RUDDICK CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina
(State or other jurisdiction of incorporation)

1-6905
(Commission File Number)

56-0905940
(IRS Employer Identification No.)

301 South Tryon Street, Suite 1800
Charlotte, North Carolina
(Address of principal executive offices)

28202
(Zip Code)

(704) 372-5404
(Registrant's telephone number, including area code)

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

              The Board of Directors of Ruddick Corporation (the "Company"), upon recommendation of the Audit Committee, approved the dismissal of Arthur Andersen LLP ("Andersen") as the Company's independent auditors effective April 18, 2002 and engaged KPMG LLP to serve as the Company's independent accountants for fiscal 2002.

              Andersen's reports on the Company's consolidated financial statements for each of the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

              In connection with its audits for the Company's two most recent fiscal years and the subsequent interim period, there have been no disagreements between the Company and Andersen on any matter of accounting principles and practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its report on the Company's consolidated financial statements for such years.

             During the Company's two most recent fiscal years and through April 18, 2002, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

             The Company has requested Andersen to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements made by the Company. A copy of the letter, dated April 23, 2002, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

             During the Company's two most recent fiscal years and through April 18, 2002, the Company did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

               (c)  Exhibits.

Exhibit Number	Description
16.1	Letter of Arthur Andersen LLP regarding change in certifying accountant.
99.1	Press Release dated April 23, 2002.

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SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                       RUDDICK CORPORATION

                                                                                       By: __/s/ JOHN B. WOODLIEF_
                                                                                                 John B. Woodlief
                                                                                                 Vice President - Finance

Dated: April 23, 2002